                                                                      EXHIBIT 20

                          MONTHLY REPORT TO NOTEHOLDERS

                 FIRST NATIONAL MASTER NOTE TRUST SERIES 2003-2

                       MONTHLY PERIOD ENDING: MAY 31, 2006

(a) The rights of the Issuer under the Transfer and Servicing Agreement have been assigned to The Bank of New York, as Indenture Trustee, under the Master Indenture dated as of October 24, 2002 and as amended on November 17, 2003 (the "Indenture" ), by and between the Issuer and the Indenture Trustee, acknowledged by the Transferor and Servicer, and as supplemented by the Series 2003-2 Indenture Supplement (dated as of November 17, 2003) by and between the Issuer and Indenture Trustee, acknowledged by the Transferor and Servicer and respectively referred to herein as the "Indenture Supplement." Capitalized terms used in this Certificate have their respective meanings set forth in the Transfer and Servicing Agreement. References herein to certain sections and subsections are references to the respective sections and subsections of the Transfer and Servicing Agreement. This Certificate is delivered pursuant to
Section 3.04 of the Transfer and Servicing Agreement and Articles VIII and IX of the Indenture.

(b) FNBO is the Servicer under the Transferor and Servicing Agreement.

(c) The undersigned is a Servicing Officer.

(d) The date of this Certificate is the Determination Date relating to the June 15, 2006 Distribution Date (the "Distribution Date").

(e) To the knowledge of the undersigned, there are no Liens on any Receivables in the Trust except as described below:

                                                                None

(f) To the knowledge of the undersigned, no Series 2003-2 Pay Out Event and no Trust Pay Out Event has occurred except as described below:

                                                                None

(g) As of the date hereof the Available Spread Account Amount equals the Required Spread Account Amount and, if the Reserve Account Funding Date has occurred, the Available Reserve Account Amount equals the Required Reserve Account Amount.

                                                                     2003-2

A. INFORMATION REGARDING THE PERFORMANCE OF THE RECEIVABLES

   1. Principal Receivables
      (a) Beginning of Monthly Period Principal Receivables     $ 2,043,497,071.71
      (b) End of Monthly Period Principal Receivables           $ 2,048,466,732.26

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
      (c) Average Principal Receivables                         $ 2,042,654,235.52

   2. End of Monthly Period Trust Receivables                   $ 2,075,634,986.29

   3. Delinquent Balances

        Delinquency                 Aggregate Account           Percentage of
         Category                       Balance               Total Receivables
    --------------------            ----------------          -----------------
   (a)  30 to 59 days               $   22,781,844.29               1.10%
   (b)  60 to 89 days               $   18,299,945.15               0.88%
   (c)  90 to 119 days              $   15,705,983.36               0.76%
   (d)  120 to 149 days             $   15,217,355.72               0.73%
   (e)  150 or more days            $   13,627,308.60               0.66%
           Total:                   $   85,632,437.12               4.13%

   4. Aggregate amount of Collections
      (a)  Total Collections                                    $   338,552,749.68
      (b)  Total Collections of Principal Receivables           $   309,231,606.86
      (c)  Total Collections of Finance Charge Receivables      $    29,321,142.82
      (d)  Aggregate Allocation Percentages for Outstanding
       Series                                                                90.53%
      (e)  Aggregate Allocation Percentage of Collections of
       Principal Receivables                                                 90.53%
      (f)  Aggregate Allocation Percentage of Collections of
       Finance Charge Receivables                                            90.53%

   5. Aggregate amount of Principal Receivables in Accounts
    which became Defaulted Accounts during the Monthly Period   $    10,947,478.84

   6. Calculation of Interchange allocable to the Issuer for the Monthly Period

      (a)  Sales net of cash advances during the Monthly
       Period on all FNBO MasterCard and VISA accounts          $   485,401,232.76

      (b)  Sales net of cash advances during the Monthly
       Period on Accounts designated to the Receivables Trust   $   240,704,720.21

      (c)  Total amount of Interchange paid or payable to
       FNBO with respect to the Monthly Period                  $     9,351,826.44

      (d)  Amount of Interchange allocable to the
       Receivables Trustee with respect to the Monthly
       Period ([c] multiplied by [b/a])                         $     4,637,459.93

      (e) Servicer Interchange amount (1.5% of Collateral
       Amount at end of prior Monthly Period)                   $       636,986.30

      (f) Adjustment of Noteholder Servicing Fee (excess of
       (e) over (d))                                            $             0.00

   7. The aggregate amount of Collections of Finance Charge
   Receivables for the Receivables Trust for the Monthly Period
      (a)  Interchange                                          $     4,637,459.93

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
      (b)  Recoveries                                           $     1,994,286.52
      (c)  Finance Charges and Fees                             $    29,321,142.82
      (d)  Discount Receivables                                 $             0.00
                                                                ------------------
              Total                                             $    35,952,889.27

   8. Aggregate Uncovered Dilution Amount for the Monthly
    Period                                                      $             0.00

B. INFORMATION REGARDING SERIES 2003-2 NOTES

   1. Collateral Amount at the close of business on the prior
    Distribution Date                                           $   500,000,000.00
      (a)  Reductions due to Investor Charge-Offs (including
       Uncovered Dilution Amounts) to be made on the related
       Distribution Date                                        $             0.00
      (b)  Reimbursements to be made on the related
       Distribution Date from Available Finance Charge
       Collections                                              $             0.00
      (c)  Collateral Amount at the close of business on the
       Distribution Date                                        $   500,000,000.00

   2. Note Principal Balance at the close of business on the
    Distribution Date during the Monthly Period
      (a)  Class A Note Principal Balance                       $   411,250,000.00
      (b)  Class B Note Principal Balance                       $    40,000,000.00
      (c)  Class C Note Principal Balance                       $    48,750,000.00
              Total Note Principal Balance                      $   500,000,000.00
                                                                ------------------

   3. Allocation Percentages for the Monthly Period
      (a)  Principal Collections                                             24.47%
      (b)  Finance Charge Collections                                        24.47%
      (c)  Default Amounts                                                   24.47%

   4. Investor Principal Collections processed during the
    Monthly Period and allocated to the Series                  $    75,668,974.20

   5. Excess Principal Collections available from other Group
    I Series allocated to the Series                            $             0.00

   6. Aggregate amounts treated as Available Principal
    Collections pursuant to subsections 4.04(a)(v) and (vi)
    of the related Indenture Supplement                         $     2,678,848.07

   7. Reallocated Principal Collections (up to the Monthly
    Principal Reallocation Amount) applied pursuant to
    Section 4.06 of the related Indenture Supplement            $             0.00

   8. AVAILABLE PRINCIPAL COLLECTIONS (4+5+6-7)                 $    78,347,822.27

   9. Principal Accumulation Investment Proceeds                $             0.00

   10. Investor Finance Charge Collections (including
    Interchange and  Recoveries) processed during the Monthly
    Period                                                      $     8,797,672.00

   11. Excess Finance Charge Collections from Group I
    allocated to the Series                                     $             0.00

   12. Reserve Account withdrawals pursuant to Section 4.10(b)
     or (d) of the related Indenture Supplement                 $             0.00

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
   13. Excess amounts from Spread Account to be treated as
    Available Finance Charge Collections pursuant to Section
    4.12(g) of the related Indenture Supplement                 $       967,422.65

   14. AVAILABLE FINANCE CHARGE COLLECTIONS (9+10+11+12+13)     $     9,765,094.65

   15. Distributions of principal and interest to Noteholders on the Distribution Date:

      (a)  Class A Noteholders                                  $     1,838,167.89
      (b)  Class B Noteholders                                  $       102,666.67
      (c)  Class C Noteholders                                  $       150,312.50

   16. Distributions of principal to Noteholders on the Distribution Date:

      (a)  Class A Noteholders                                  $             0.00
      (b)  Class B Noteholders                                  $             0.00
      (c)  Class C Noteholders                                  $             0.00

   17. Distributions of interest to Noteholders on the
    Distribution Date:
      (a)  Class A Noteholders                                  $     1,838,167.89
      (b)  Class B Noteholders                                  $       102,666.67
      (c)  Class C Noteholders                                  $       150,312.50

   18. The aggregate amount of all Principal Receivables in
    Accounts which became Defaulted Accounts during the
    Monthly Period which were allocated to Series 2003-2
      (a)  Default Amount                                       $    10,947,478.84
      (b)  Allocation Percentage (B.3.(c) above)                             24.47%
                                                                -------------------
            Total Investor Default Amount (a multiplied by b)   $     2,678,848.07

   19. The aggregate amount of Uncovered Dilution Amount
    allocated to the Series for the Monthly Period
      (a) Dilutions not covered by Transferor                   $             0.00
      (b) Series Allocation Percentage (as defined in the
       related Indenture Supplement)                                         24.47%
      (c) Total Uncovered Dilution Amount                       $             0.00

   20. The aggregate amount of Investor Charge-Offs
    (including any Uncovered Dilution Amount not covered by
    the Transferor) for the Monthly Period                      $             0.00

   21. Noteholder Servicing Fee for the Monthly Period
    payable to the Servicer (after adjustment for Servicer
    Interchange shortfall, if any)                              $       849,315.07

   22. Ratings of the Class A Notes
      Moody's                                                   Aaa
                                                                ------------------
      S&P                                                       AAA
                                                                ------------------
      Fitch                                                     AAA
                                                                ------------------

   23. Ratings of the Class B Notes
      Moody's                                                   A2
                                                                ------------------
      S&P                                                       A
                                                                ------------------

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
      Fitch                                                     A+
                                                                ------------------

   24. Ratings of the Class C Notes
      Moody's                                                   Baa2
                                                                ------------------
      S&P                                                       BBB
                                                                ------------------
      Fitch                                                     BBB
                                                                ------------------

   25. Note Interest Rate for the Monthly Period
      (a)  Class A Note Interest Rate                                      5.19063%
      (b)  Class B Note Interest Rate                                      3.08000%
      (c)  Class C Note Interest Rate                                      3.70000%

C. QUARTERLY NET YIELD

      1. Base Rate for the Monthly Period                                     6.92%
      2. Portfolio Yield for the Monthly Period                              14.41%
      3. Net Yield for the Monthly Period (Portfolio Yield
         MINUS Base Rate)                                                     7.48%
      4. Quarterly Net Yield for the related Distribution Date                6.34%

D. INFORMATION REGARDING THE PRINCIPAL ACCUMULATION ACCOUNT

   1. Opening Principal Accumulation Account Balance on the
    Distribution  Date for the Monthly Period                   $             0.00

   2. Controlled Deposit Amount to be deposited to the
    Principal Accumulation Account on the Distribution Date
    for the Monthly Period                                      $             0.00
      (a)  Controlled Accumulation Amount                       $             0.00
      (b)  Accumulation Shortfall                               $             0.00
      (c)  Controlled Deposit Amount (a+b)                      $             0.00

   3. Amounts withdrawn from the Principal Accumulation
    Account for distribution to Noteholders on the related
    Distribution Date

      (a)  Distribution in reduction of the Class A Notes       $             0.00
      (b)  Distribution in reduction of the Class B Notes       $             0.00
      (c)  Distribution in reduction of the Class C Notes       $             0.00

   4. Principal Accumulation Account ending balance after
    deposit or withdrawal on the Distribution Date for the
    Monthly Period                                              $             0.00

E. INFORMATION REGARDING THE SPREAD ACCOUNT

   1. Opening Available Spread Account Amount on the
    Distribution Date for the Monthly Period                    $    27,217,422.65

   2. Aggregate amount required to be withdrawn pursuant to
    Section 4.12(c) of the related Indenture Supplement for
    distribution to Class C Noteholders pursuant to Section
    4.04(a)(iv) of the related Indenture Supplement             $             0.00

   3. Aggregate amount required to be withdrawn pursuant to
    Section 4.12(d) of the related Indenture Supplement for
    distribution in reduction of the Class C Note Principal
    Balance                                                     $             0.00

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
   4. Spread Account Percentage for the Distribution Date for
    the Monthly Period                                                        5.25%

   5. Closing Required Spread Account Amount for the
    Distribution Date for the Monthly Period                    $    26,250,000.00

   6. Amount on deposit in Spread Account after required
    withdrawals on the  Distribution Date for the Monthly
    Period (1-(2+3))                                            $    27,217,422.65

   7. Spread Account Deficiency/(Excess), if any (5 MINUS 6)    $     (967,422.65)

   8. Amounts deposited pursuant to Section 4.04(a)(vii) or
    4.10(e) of the related Indenture Supplement                 $             0.00

   9. Remaining Spread Account Deficiency/(Excess), if any
    (7 minus 8)                                                ($       967,422.65)

F. INFORMATION REGARDING THE RESERVE ACCOUNT

   1. Reserve Account Funding Date                                   June 15, 2006

   2. Opening Available Reserve Account Amount on the
    Distribution Date for the Monthly Period                    $     2,500,000.00

   3. Aggregate amount required to be withdrawn pursuant to
    Section 4.10(d) of the related Indenture Supplement for
    inclusion in Available Finance Charge Collections:
      (a)  Covered Amount                                       $             0.00
      (b)  Principal Accumulation Investment Proceeds           $             0.00
      (c)  Reserve Draw Amount (a MINUS b)                      $             0.00

   4. Required Reserve Account Amount                           $     2,500,000.00

   5. Reserve Account Surplus (4-(2-3))                         $             0.00

G. INFORMATION REGARDING ACCUMULATION PERIOD

   1. Accumulation Period Length (months)                                        3
                                                                -------------------

   IN WITNESS thereof, the undersigned has duly executed and delivered this Certificate the 12th day of June, 2006.

                                      FIRST NATIONAL BANK OF OMAHA, Servicer

                                      By
                                         -----------------------------------
                                      Name:  Karlyn M. Knieriem
                                      Title: Finance Officer